Exhibit 99.1

AYRO Inc. and Karma Automotive’s Innovation and Customization Center Announce Strategic Partnership

Project targets more than 20,000 vehicles to be produced through 2023 valued at more than $300 million

AUSTIN, TEXAS - SEPTEMBER 29, 2020 - AYRO, Inc. (NASDAQ: AYRO), an engineer and manufacturer of light-duty, urban and short-haul electric vehicles (EVs), and Karma Automotive’s Innovation and Customization Center (KICC), today announced the formation of a strategic manufacturing, engineering and design partnership.

This partnership will utilize Karma’s state-of-the-art Innovation and Customization Center, Karma Engineering resources and the Karma Design Studio to provide expertise and contract manufacturing services for the next generation of AYRO’s light-duty vehicles. KICC will also provide strategic engineering and development services for electrified solutions within the fast-growing delivery and microdistribution markets.

By combining AYRO’s end-user, market and engineering expertise with KICC’s manufacturing capabilities, development experience and global supply chain capabilities, the companies aim to be able to deliver over 20,000 light-duty trucks and electric delivery vehicles over the next three years, valued at more than $300 million.

The partnership will initially serve customers in North America, but the supply chain capabilities and resources of the two companies can be leveraged to meet demand across global markets in the future. Dedicated inventory space and assembly lines have been planned for AYRO’s EVs within KICC’s ISO-certified, 550,000 sq. ft. factory in Moreno Valley, CA. KICC’s vertically integrated development capabilities, including frame/chassis build, fabrication center, body shop, robotic paint shop and powertrain integration, should allow the partnership to rapidly respond to customer and market demands for unique, task-oriented configurations and build-outs.

“Both teams will draw upon the diverse skill sets of both companies to provide customizable vehicles that address market-specific needs,” said AYRO CEO Rod Keller. “AYRO is committed to delivering purpose-built EV solutions that reflect the real-world needs of users. Our partnership should allow us to rapidly expand on this promise to serve a larger and more diverse set of commercial fleets. Karma’s manufacturing base in southern California has the potential to put AYRO’s production and fulfillment operations near the top in the industry and should give us a strategic advantage in the multibillion-dollar purpose-built EV market.”

The partnership is intended to serve a wide range of industries including universities, hospitals, corporate campuses, airports, hotels, municipalities, restaurants and pharmacies. These industries are looking to quickly adopt efficient and zero-carbon fleets to cut costs and meet sustainability targets. For example, nearly 60% of U.S. city governments already have green vehicle purchasing policies in place, and delivery needs have increased significantly in order to meet consumer demand related to COVID. A 2018 market report valued the global food delivery market at $53B, a projection that has since doubled to more than $104B between 2019-2023.

“We are very excited to partner with the AYRO leadership team,” said Greg Tarr, chief strategy officer at Karma Automotive. “Since opening KICC in 2019, we have been offering Karma’s EV technology, platforms and engineering and design services to a diverse client roster outside of traditional automotive groups. AYRO has a large footprint in fleet and commercial vehicle applications and they are helping us to better understand that space as we expand into new commercial sectors that can benefit from our sustainable vehicle solutions.”

Spartan Capital Securities, LLC acted as sole introducing advisor to AYRO, Inc. in connection with the Joint Manufacturing, Engineering and Design Partnership.

ABOUT AYRO, INC.

Texas-based AYRO, Inc., engineers purpose-built electric vehicles to enable sustainable fleets. With rapid, customizable deployments that meet specific buyer needs, AYRO’s agile EVs are an eco-friendly microdistribution alternative to gasoline vehicles. The AYRO 411 Club Car is the only zero-emission, light duty EV known to AYRO that can be optimized for the needs of any sustainable fleet, while the AYRO 311 EV can be configured for a variety of urban last-mile transportation needs. AYRO innovates with speed, discipline and agility, and was founded in 2017 by entrepreneurs, investors and executives with a passion for creating sustainable urban electric vehicle solutions for micromobility. For more information, visit: www.ayro.com

ABOUT KARMA AUTOMOTIVE

Karma Automotive, founded in 2014, is a southern California based producer of luxury electric vehicles. Headquartered in Irvine, California with an assembly plant located in Moreno Valley, Karma sells vehicles via its dealer network comprised of 36 locations in North America, Europe, South America and the Middle East. Karma’s Innovation and Customization Center, which opened in 2019 offers world-class engineering, design, customization, and manufacturing services along with electrification platforms. Karma’s flagship vehicle, the Revero® GT, Green Car Journal’s 2020 Luxury Green Car of the Year™, is an electric vehicle powered by dual electric motors that embodies Karma’s goal of offering leading technology with a luxury experience. Every Karma vehicle is created with unparalleled individual care and craftsmanship.

For more information, visit www.karmaautomotive.com, or www.karmanewsroom.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the intended use of net proceeds from the registered direct offering. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed by AYRO on August 14, 2020, as amended. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media

AYRO

Liz Crumpacker

Media Relations Contact

ayro@antennagroup.com

Karma Automotive

Jeff Holland

Director of Public Relations

657-234-8672

jeholland@karmaautomotive.com

INVESTOR RELATIONS CONTACTS:

AYRO

CORE IR

Joseph Delahoussaye III

Vice President of Investor Relations

516-222-2560

investors@ayro.com